SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2010

Commission File Number: 333-165917

On Time Filings, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	27-0579647 (I.R.S. Employer Identification No.)
1405 Clay Street, Unit B, Newport Beach, CA 92663 (Address of principal executive offices)
(949) 610-3686 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2010, the board of directors of One Time Filings, Inc., a Nevada corporation (“Registrant”) accepted the resignation of Suzanne Fischer as Secretary of the Registrant and appointed Maybelle Hui to the office of Secretary of the Registrant. Ms. Fischer's resignation was not the result of any disagreement with the policies, practices or procedures of the Registrant. The resignation of Ms. Fischer is attached hereto as exhibit 17.1.  Ms. Fischer continues to serve as the President and Treasurer of the Registrant.

Maybelle Hui 25, has provided edgarizing services and financial bookkeeping services to various private and public companies since 2008. She earned her Bachelor of Arts in Criminology and Psychology from the University of California, Irvine  in 2008. Ms. Hui is not an officer or director of any other reporting company.

The Registrant does not anticipate entering into an employment agreement with Ms. Hui. However, Ms. Hui is expected to receive a salary and/or stock based compensation, the terms of which will be disclosed when available. Ms. Hui does not own any shares of the Registrant’s common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

17.1	Resignation of Suzanne Fischer as Secretary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

On Time Filings, Inc.

September 29, 2010	By:	/s/ Suzanne Fischer
Suzanne Fischer
President